Exhibit 99.1

Cincinnati Bell Inc. to Sell Common Stock of CyrusOne Inc. in Secondary Public Offering

CINCINNATI  —  December 8, 2015 — Cincinnati Bell Inc. (NYSE:CBB) (“Cincinnati Bell”) announced today that its subsidiary plans to sell 1,350,000 of its shares of common stock of CyrusOne Inc. (“CyrusOne”) in an underwritten public offering. Closing of the offering is expected to occur on or about December 14, 2015, subject to customary closing conditions. Cincinnati Bell intends to use the net proceeds from the offering for general corporate purposes.

Citigroup is acting as the sole underwriter for the offering. Citigroup proposes to offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NASDAQ Global Select Market, in the over-the-counter market or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Upon completion of this offering, Cincinnati Bell expects to effectively own approximately 9.5% of CyrusOne through its interests in the outstanding shares of common stock of CyrusOne and its interests in the common units of limited partnership interest of CyrusOne LP, which are exchangeable into shares of common stock of CyrusOne.

The shares of CyrusOne’s common stock are being offered pursuant to a shelf registration statement that has been declared effective by the Securities and Exchange Commission (“SEC”). The offering of CyrusOne’s common stock will be made only by means of a prospectus supplement and accompanying prospectus. The preliminary prospectus supplement and accompanying prospectus related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A copy of the preliminary prospectus supplement and the final prospectus supplement, when available, along with the accompanying prospectus related to the offering may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling (800) 831-9146.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor
This release contains forward-looking statements regarding future events and results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” or variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, including, but not limited to: the occurrence of any event, change, or other circumstance that could give rise to the termination or modification of any of the transaction documents; the inability to achieve anticipated financial results; and unexpected costs, fees, expenses and charges incurred by Cincinnati Bell related to the transactions, any of which could cause actual results to differ materially and adversely from those reflected in the forward-looking statements. Other factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in documents Cincinnati Bell filed with the SEC. More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Cincinnati Bell undertakes no obligation to revise or update any forward-looking statements for any reason. The forward-looking statements included in this release represent Cincinnati Bell estimates as of the date hereof. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

About Cincinnati Bell
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE:CBB) provides integrated communications solutions – including local and long distance voice, data, high-speed Internet and video – that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. Cincinnati Bell effectively owns approximately 11 percent of CyrusOne (NASDAQ: CONE), which is held in the form of CyrusOne common stock and CyrusOne LP partnership units. CyrusOne specializes in highly reliable enterprise-class, carrier-neutral data center properties and provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for its customers. For more information, please visit www.cincinnatibell.com.

Contacts

Cincinnati Bell Inc.
Investors:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com

or

Media:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com

Source: Cincinnati Bell Inc.